October 9, 2008

Caterpillar contacts:
Rachel Potts
Caterpillar Corporate Public Affairs
Office 309-675-6892
Mobile 309-258-3496
Potts_Rachel_a@cat.com

FOR IMMEDIATE RELEASE

Caterpillar Aligns to Better Serve Customers and Focus Accountability
New organizational structure will enable company to achieve goals, serve customers and strengthen position as an admired global leader

Peoria, Ill.— To strengthen its world-class product and service offerings, Caterpillar Inc. (NYSE: CAT) is aligning its machine product and marketing organizations to sharpen customer focus, position the company to achieve its 2010 and Vision 2020 goals and build deep expertise in product development.

“We are well-positioned for long-term success,” said Caterpillar Chairman and CEO Jim Owens. “And Team Caterpillar is hungry to make our company even better. By streamlining the organization and clarifying roles and responsibilities, we can refocus our efforts on those we are here to serve: our customers.”

The alignment results in numerous officer changes effective January 1, 2009.

End-to-end Machine Business Divisions

A key change in the aligned structure is the creation of five end-to-end Machine Business Divisions: Mining, Quarry & Waste, Excavation, Earthmoving and Building Construction Products.

“These divisions will incorporate design, manufacturing, marketing, sales and product support for the entire value chain. This new structure will increase accountability and drive global growth as well as profitability,” Owens said.

Leading the Mining Division is Vice President Chris Curfman. Vice President Bill Springer will lead the Quarry & Waste Division, which will also serve governmental and defense and federal products customers. The Excavation Division will be led by Vice President Gary Stampanato and will include all excavators and articulated trucks.

Vice President Tom Bluth will head the Earthmoving Division. This new Beijing-based division will be responsible for all other core construction products. Vice President Mary Bell will head the Building Construction Products Division focusing primarily on small contractors as well as forestry and agricultural customers.

Regional Distribution Services Divisions

The alignment also introduces three new regional Distribution Services Divisions within Caterpillar, replacing the company’s current marketing arms. They will have responsibility for Caterpillar’s total portfolio of business with each dealer, the dealer relationship, dealer development and ensuring the most efficient and effective distribution of Caterpillar machines, engines and parts.

The Europe, Africa/Middle East (EAME) Distribution Services Division will be led by Vice President Paolo Fellin. Newly elected Vice President Rob Charter will head the Asia Pacific Distribution Services Division. By the end of 2009, Caterpillar will transition to an Americas Distribution Services Division that will include both North and South America. Heading that division will be Vice President Jim Parker. Tom Gales, whose retirement is being announced, will remain in his current position as vice president of Latin America Division until year-end 2009 to ensure an effective transition to the new organization.

Components Business Divisions

Caterpillar’s current Motion & Power Control Division will be expanded and reorganized into two new divisions. Vice President Hans Haefeli will lead the Advanced Systems Division. It will focus on designing and manufacturing critical components and integrated systems—hydraulic, transmission and lower powertrain—while working even more closely with worldwide suppliers to provide these solutions both internally and externally to original equipment manufacturers (OEMs).

The Core Components Division, to be led by newly elected Vice President Greg Folley, will bring together the engineering and supply base for hoses and tubes, filters and common components like tires, bearings, fasteners and seals. Along with undercarriage and ground engaging tools, this new division will bring better business focus to these widely used components.

Additional Officer Changes

Vice President Rod Beeler will lead the Marketing & Product Support Center of Excellence Division. Vice President Gwenne Henricks will head the Industrial Power Systems Division. The Electronics & Connected Worksite Division—including a new Machine Product and Process Development Center that will provide design support and build deep engineering expertise—will be led by Vice President Mark Pflederer. Vice President Chris Schena will head the EAME Operations Division.

Caterpillar Board of Directors Elects Three New Vice Presidents

Caterpillar’s Board of Directors has elected Robert Charter, Gregory Folley and Jiming Zhu as new Caterpillar vice presidents effective January 1, 2009.

Charter will lead the Asia Pacific Distribution Services Division based in Singapore. “Rob is the right person to lead a division that is dedicated to dealer development,” Owens said. “His role in helping to restructure and manage dealers through periods of transition positions him well for this job.”

Folley will head the newly formed Core Components Division. “Greg’s current leadership within our Motion & Power Control Division has resulted in his team achieving one of the highest safety ratings and fastest implementations of the Caterpillar Production System in the company,” Owens said. “These accomplishments—along with his background in the areas of legal, labor relations, human resources and operations—will serve him well in his new role.”

Jiming Zhu will lead the newly formed Caterpillar China Division. He will oversee Caterpillar’s portfolio of rapidly growing businesses in China, gauging where Caterpillar needs to focus in this important market.

“Jiming will lead a comprehensive effort to align governmental affairs and human resources teams in that country,” Owens said. “His leadership experience will also help our company grow national leadership talent, which is vitally important to our continued success in China.”

Two Veteran Vice Presidents Elect to Retire

Caterpillar also announced today that two long-serving vice presidents have elected to retire in 2009.

Thomas Gales, vice president with responsibility for Caterpillar’s Latin America Division, will retire at year-end 2009. Gales will spend 2009 helping the company and its dealers transition to the new distribution structure, using his vast knowledge of the dealer network and strong connections with Latin American dealerships.

“In Tom’s nearly 40 distinguished years with the company, he has formed close relationships with Cat dealers and customers, giving him—and in turn, Caterpillar—a clear sense of how to better serve them,” Owens said. “His leadership extended outside of Caterpillar to influential positions he held in Latin American business organizations. The entire Caterpillar family thanks him for his years of dedicated service and wishes him and his family well in retirement.”

Michael Baunton, vice president with responsibility for Caterpillar’s EAME Operations Division, will retire effective April 2009. Caterpillar will rely on Baunton’s manufacturing expertise to ensure a smooth transition to new leadership in its European operations.

“We were lucky to have Mike as a member of Team Caterpillar—even if only for the last decade,” Owens said. “The experience he brought from his 20-plus years in the manufacturing industry prior to coming to Caterpillar helped him successfully lead our EAME Operations Division to the world-class organization it is today. We wish Mike and his family all the best for this next phase in their lives.”

Biographical Information

Tom Gales
Gales, 60, joined Caterpillar as a Sales Development Trainee in 1970. He spent the next 30 years in various positions, including marketing assignments in South America and the United States, President and General Manager of Cat Mexico and product manager of various machine groups. From 1998 to 2000, Gales served as Managing Director of Caterpillar France. He was elected an officer in 2000, first leading the Product Support Division in Peoria before beginning his current role in 2002.

Gales is a member of the Brazil-U.S. Business Council and serves on the Board of Directors of the Pan American Development Foundation in Washington, D.C.

Gales graduated from the University of Wisconsin-Milwaukee with a degree in marketing and completed his master’s degree in management at the Massachusetts Institute of Technology (MIT), where he was a Sloan Fellow.

Mike Baunton
Baunton, 57, held various positions in the automotive manufacturing industry for more than 20 years in the U.K., Australia, Belgium and the United States before being appointed Group Chief Executive of Perkins Engines in 1995. In 1998, when Perkins became a wholly owned subsidiary of Caterpillar, he became president of Perkins Engines Company Limited and a Caterpillar vice president. He has since been based in Geneva, Switzerland, where he led the EAME Product Development & Operations Division and assumed his current role in 2007.

Baunton is chairman of Industry Forum in the U.K., an industry and government partnership that provides manufacturing improvement services, and a member of the Executive Committee of the AmCham EU. In 2004 he was awarded the honor of Commander of the British Empire (CBE), one of the highest U.K. awards recognizing exceptional achievement, for his services to the U.K. automotive and engineering industries.

Baunton earned a bachelor’s degree in mechanical engineering from Coventry University and a master’s degree in business analysis from Lancaster University, both in the U.K.

Rob Charter
Charter, 45, joined Caterpillar in 1989 as a development engineer in Melbourne, Australia—his native country. Over the years he’s worked closely with dealers in Asia, Australia and Latin America. He also has experience in product management—including his role as product manager in Tokyo—and Cat Elphinstone operations. Since 2005 he has served as a regional manager in Caterpillar’s Latin America Division.

Charter holds a bachelor of science degree in mechanical engineering from Ballarat University in Victoria, Australia, and has completed the Stanford Executive Program.

Greg Folley
Folley, 49, joined Caterpillar in 1995 as a senior labor relations consultant. Before assuming his current role as general manager of the Specialty Products Business Unit within the Motion & Power Control Division, he had various roles in human resources and served as director of Compensation + Benefits. In his current role, Folley also led the recovery and rebuilding efforts at Caterpillar’s Oxford, Mississippi, plant following a tornado that destroyed much of the building.

Folley holds both a bachelor of arts degree in economics and a juris doctor degree from the University of Notre Dame. He also completed the Stanford Executive Program.

Jiming Zhu
Zhu, 47, joined Caterpillar in 1997 as an attorney and has held various positions in the company’s Legal Services Division in Peoria, Illinois; Geneva, Switzerland; and Singapore. Before assuming his current position as general manager of the Industrial Power Systems Division in 2006, he served as general manager of China Business Ventures in Beijing, leading Caterpillar’s business development in China through partnerships and alliances.

Zhu holds a master’s degree in business administration from the University of Chicago Graduate School of Business and a juris doctor degree from the University of North Dakota, as well as a bachelor of arts degree in English Literature from the Beijing Foreign Studies University.

About Caterpillar
For more than 80 years, Caterpillar Inc. has been making progress possible and driving positive and sustainable change on every continent. With 2007 sales and revenues of $44.958 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. The company also is a leading services provider through Caterpillar Financial Services, Caterpillar Remanufacturing Services, Caterpillar Logistics Services and Progress Rail Services. More information is available at: http://www.cat.com/.

SAFE HARBOR
Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of Caterpillar Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “will,” “expect,” “anticipate” or other similar words and phrases often identify forward-looking statements made on behalf of Caterpillar. It is important to note that actual results of the company may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, changes in economic conditions; currency exchange or interest rates; political stability; market acceptance of the company's products and services; significant changes in the competitive environment; epidemic diseases; changes in law, regulations and tax rates; and other general economic, business and financing conditions and factors described in more detail in the company’s Form 10-Q filed with the Securities and Exchange Commission on  August 1, 2008. This filing is available on our website at www.cat.com/secfilings. We do not undertake to update our forward-looking statements.